UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 19, 2011

BURGER KING HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-32875 (Commission File Number)	75-3095469 (IRS Employer Identification No.)

5505 Blue Lagoon Drive
Miami, Florida
(Address of Principal Executive Offices)
33126
(Zip Code)

(305) 378-3000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
Indenture
On April 19, 2011, Burger King Capital Holdings, LLC, a Delaware limited liability company (“BK Capital”), the direct parent of Burger King Holdings, Inc. (the “Company”), and Burger King Capital Finance, Inc., a Delaware corporation and another direct subsidiary of BK Capital (“BK Finance” and, together with BK Capital, the “Issuers”) entered into an indenture with Wilmington Trust FSB, as trustee (the “Indenture”), pursuant to which the Issuers sold $685 million in aggregate principal amount at maturity of 11.0% senior discount notes due 2019 (the “Notes”). The Notes generated $401.5 million in gross proceeds. Until April 15, 2016, no cash interest will accrue, but the Notes will accrete at a rate of 11.0% per annum compounded semi-annually such that the accreted value on April 15, 2016 will be equal to the principal amount at maturity. Thereafter, cash interest on the Notes will accrue at a rate equal to 11.0% per annum and will be payable semi-annually in cash in arrears on April 15 and October 15 of each year, commencing on October 15, 2016. The Notes will mature on April 15, 2019.
The Issuers may redeem the Notes, in whole or in part, on or after April 15, 2015, at the applicable redemption price. The Issuers may also redeem up to 35% of the aggregate principal amount at maturity of Notes using the proceeds of certain equity offerings completed on or before April 15, 2014. In addition, at any time prior to April 15, 2015, the Issuers may redeem some or all of the Notes at a price equal to 100% of the accreted value of the Notes plus a “make-whole” premium. On certain dates after April 15, 2016, the Issuers will be required to redeem a portion of each Note outstanding on each such date that is sufficient to ensure that the Notes will not be “applicable high yield discount obligations” within the meaning of Section 163(i)(1) of the Internal Revenue Code of 1986, as amended.
The Notes are not guaranteed by any of the Issuers’ subsidiaries, including the Company and Burger King Corporation (“BKC”), the issuer of $800 million aggregate principal amount of 9.875% senior notes due 2018. The Notes are senior unsecured obligations of the Issuers and rank equally in right of payment to all of the Issuers’ existing and future unsecured senior debt and senior in right of payment to all of the Issuers’ existing and future subordinated debt. The Notes are effectively subordinated in right of payment to any of the Issuers’ existing and future secured debt to the extent of the value of the assets securing such debt. In addition, the Notes are structurally subordinated to the liabilities of the Issuers’ subsidiaries, including the Company and BKC.
If a Change of Control (as defined in the Indenture) occurs, the Issuers will be required to make an offer to purchase all of the Notes at a cash repurchase price equal to 101% of the accreted value of the Notes plus accrued and unpaid interest, if any, to the date of purchase.
The Indenture provides that the following are Events of Default (as defined in the Indenture) with respect to the Notes: (1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes; (2) default for 30 days or more in the payment when due of interest on or with respect to the Notes; (3) failure by the Issuers for 60 days after receipt of written notice given by the trustee or the holders of not less than 25% in principal amount of the outstanding Notes to comply with any of their obligations, covenants or agreements (other than a default referred to in clauses (1) and (2) above) contained in the Indenture or the Notes; (4) default under any mortgage, indenture or instrument for money borrowed by BK Capital or any of its Restricted Subsidiaries (as defined in the Indenture) or the payment of which is guaranteed by BK Capital or any of its Restricted Subsidiaries, other than Indebtedness (as defined in the Indenture) owed by BK Capital or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both: (a) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and (b) the principal amount of such Indebtedness, together with the principal amount of any such other Indebtedness in default for failure to pay the principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $50 million or more at any one time outstanding; (5) failure by the Issuers or any Significant Subsidiary (as defined in the Indenture) to pay final judgments aggregating in excess of $50 million (net of amounts covered by insurance policies or indemnities), which judgments are not paid, discharged or unstayed for a period of more than 60 days; (6) certain events of bankruptcy or insolvency with respect to the Issuers or any

Significant Subsidiary, or (7) the guarantee, if any, of any Significant Subsidiary ceases to be in full force and effect or is declared null and void, or, if applicable, any responsible officer of BK Capital or any Significant Subsidiary denies that it has any further liability under the guarantee or gives notice to such effect, other than by reason of the termination of the Indenture or the release of any such guarantee in accordance with the Indenture.
If any Event of Default occurs and is continuing (other than of a type specified in clause (6) above), the trustee under the Indenture or the holders of at least 25% in principal amount at maturity of the then total outstanding Notes may declare the principal of (or if prior to April 15, 2016, the accreted value of), premium, if any, accrued and unpaid interest, if any, and any other monetary obligations on all the then outstanding Notes to be due and payable immediately. If certain bankruptcy and insolvency Events of Default specified in the Indenture occur with respect to the Issuers or any Significant Subsidiary, all outstanding Notes will become due and payable without any other act on the part of the trustee or the holders.
The Indenture contains customary covenants, including restrictions on the ability of BK Capital and the Restricted Subsidiaries to incur additional Indebtedness and guarantee Indebtedness; pay dividends or make other distributions in respect of, or repurchase or redeem, capital stock; prepay, redeem or repurchase certain debt; make loans and investments; sell or otherwise dispose of assets; incur liens; enter into transactions with affiliates; alter the businesses conducted by BK Capital and the Restricted Subsidiaries; enter into agreements restricting the ability of the Restricted Subsidiaries to pay dividends; and consolidate, merge or sell all or substantially all of the assets of the Issuers. The covenants are subject to a number of exceptions and qualifications.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURGER KING HOLDINGS, INC.
	By:	/s/ Daniel S. Schwartz
Daniel S. Schwartz
Date: April 25, 2011		Chief Financial Officer